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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-15230, 33-15266, 33-45228, 33-47105, 33-49965, 33-57104, 33-64261, 333-14959,
333-14959-01, 333-14959-02, 333-14959-03, 333-16773, 333-19719, 333-22437,
333-37567, 333-37567-01, 333-37567-02, 333-37567-03, 333-42807, 333-52878-01,
333-56587, 333-56587-01, 333-56587-02, 333-56587-03, 333-56573, 333-70639,
333-83749 and 333-94393) and in the Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-40272, 33-40675, 33-45017, 33-45018, 33-49909, 33-49911,
33-49913, 33-54547, 33-62453, 33-63833, 333-02073, 333-07941, 333-15281,
333-22451, 333-73119, 333-92217, 333-92737, 333-31634, 333-31656, and 333-31666)
of J.P. Morgan Chase & Co. or affiliates of our report dated January 16, 2001 appearing on page 61 of this Form 10-K.



                                         /s/ PricewaterhouseCoopers LLP


                                         New York, New York


                                         March 21, 2001




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